EXHIBIT A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on this Amendment No. 3 to Schedule 13D date November 19, 2025 is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

AVIDITY PARTNERS MANAGEMENT LP By Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

MICHAEL GREGORY By: /s/ Michael Gregory